Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-8
(Form Type)

Global Ship Lease, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(4)	Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Equity	Class A Common Shares, par value $0.01 per share	Rule 457(c) Rule 457(h)	2,430,000(2)	$37.82	$91,902,600	0.00013810	$12,692
Equity	Class A Common Shares, par value $0.01 per share	Rule 457(c) Rule 457(h)	3,683,005(3)	—	—	—	—
Total Offering Amounts					$91,902,600		$12,692
Total Fee Offsets							—
Net Fee Due							$12,692

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement also covers any additional securities of Global Ship Lease, Inc. (the “Company”) that may be offered or issued in connection with any stock split, stock dividend, recapitalization, or pursuant to anti-dilution provisions.

(2)	Consists of Class A Common Shares issuable under the Company’s 2019 Omnibus Incentive Plan, as amended and restated (the “2019 Plan”).

(3)
The Registration Statement covers the resale by certain selling securityholders named in the Reoffer Prospectus included in and filed with the Registration Statement, consisting of (i) 2,430,000 Class A Common Shares under the 2019 Plan for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act, and (ii) 1,253,005 Class A Common Shares under the 2019 Plan for which the registration fee has been previously paid in connection with the prior registration of such shares in Registration Statements on Form S-8 (File Nos. 333-258992 and 333-264113) (collectively, the “Prior Registration Statements”). Pursuant to Rule 429 under the Securities Act the Registration Statement is deemed to be a post-effective amendment to the Prior Registration Statements.

(4)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per unit is estimated to be $37.82, based on the average of the high and low prices of the Class A common shares as reported on the New York Stock Exchange on March 12, 2026.